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                                                                   Exhibit 23.01



                         Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-71462, Form S-8 No. 333-05253 and Form S-8 No. 333-15191)
pertaining to Occupational Health + Rehabilitation Inc of our report, dated March 11, 1998, with respect to the financial statements of Occupational Health + Rehabilitation Inc included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                           ERNST & YOUNG LLP



Boston, Massachusetts
March 27,1998